Exhibit 10.1

EXCLUSIVE MANUFACTURING AND DISTRIBUTION AGREEMENT

AN AGREEMENT made as of the 25th day of January, 2006, between Universal Records, a division of UMG Recordings, Inc. 1755 Broadway, New York, New York 10019 (hereinafter referred to as “Universal") and American Southwest Music Distribution, Inc. at 8721 Sunset Blvd, Suite #7, Los Angeles, CA 90069, Attn: Marcus Sanders, Esq. (hereinafter referred to as "you").

1.

TERM

1.01.

(a)

The term of this agreement (“Term”) will commence on the date hereof and will continue until the date   two (2) years from the date hereof (“Initial Period”), subject to paragraph 1.01(b) below and the other applicable provisions of this agreement.  Each twelve (12) month period of the Term hereof is sometimes hereinafter referred to as a “Contract Year”.

(b)

You hereby grant to Universal one (1) irrevocable option (“Option”) to extend the Term hereof for an additional period of two (2) years (“Option Period”) on the same terms and conditions applicable to the Initial Period, except as otherwise specified herein.  Universal may exercise its Option by giving you written notice at any time before end of the Initial Period.  If Universal exercises its Option, the Option Period will automatically begin immediately after the end of the Initial Period.

(c)

Universal will have six (6) months from the expiration or termination of the Term hereof to sell off its existing inventory of Distributed Product on a non-exclusive basis (“Sell Off Period”).

(d)

The period consisting of the Term hereof and the Sell Off Period is sometimes hereinafter referred to as the “Exploitation Period”.

1.02.

You and Universal hereby acknowledge that contemporaneously herewith, you and Universal are entering into the following agreement and you hereby agree to execute and deliver to Universal an exclusive foreign license agreement in respect of manufacturing, selling, distributing, and otherwise exploiting Distributed Product throughout the universe excluding the Territory hereunder (the “License Agreement”),  The Term of this agreement will be the same as and will run contemporaneously with the term of the License Agreement.

2.

UNIVERSAL'S RIGHTS

2.01.

You hereby grant to Universal and any Person authorized by Universal the unlimited right (which right will be exclusive during the Term hereof and non-exclusive during the Sell Off Period) in the Territory during the Exploitation Period:

(a)

(1)

(A)

to manufacture, distribute, sell, and otherwise exploit Distributed Product by any and all methods now or hereafter known, including, without limitation, through Normal Retail Channels and Ancillary Exploitation Channels.

(B)

Notwithstanding the foregoing, solely in respect of the exploitation of Distributed Product through Ancillary Exploitation Channels, Universal will not without your prior consent (not to be unreasonably withheld or delayed): (i) license any Master embodied on Distributed Product in the Territory: (A) for use in a motion picture, television production, or television

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advertisement or (B) for inclusion on a third party compilation Record, or (ii) use or license any Master of Distributed Product for inclusion on premium Records to promote the sale of any product or service other than Records; provided, however, that Universal’s inadvertent failure to so obtain your consent will not constitute a breach of this agreement.

(2)

Without limiting the foregoing, Universal’s rights hereunder include, without limitation the right (but not the obligation) to (A) solicit and fulfill orders for Distributed Product; (B) to advertise, promote and otherwise market Distributed Product (and to authorize other Persons to do so) through any mediums and channels and by any means whatsoever now or hereafter known, including, without limitation, the right to (i) use and authorize other Persons to use the artwork of each Record distributed hereunder in the packaging of such Record and any other materials hereunder (including, without limitation, all Materials) for the purposes of trade, advertising, marketing, promotion, and publicity, in any manner and in any medium now or hereafter known and (ii) the right to publicize, advertise, and exploit Distributed Product and to cause or permit others to do so; and (C) the right to perform Distributed Product publicly and to permit the public performances thereof in any medium and by any means whatsoever, whether now or hereafter known.

(b)

to use, reproduce, print, publish or disseminate (and allow others the right to use, reproduce, print, publish, or disseminate) in any medium or by any method now or hereafter known your name, the names, approved portraits, approved pictures and approved likenesses of each Distributed Artist and the individual producers and all other Persons performing services in connection with or whose performance is embodied in Distributed Product (including, without limitation, all professional, group and other assumed or fictitious names used by them), and the voice and sound effects of the foregoing Persons (or any reproduction or simulation thereof) and approved biographical material concerning them for purposes of advertising, promotion and trade in connection with you, Distributed Product or the Distributed Artist concerned, the making and exploitation of Records hereunder, Universal’s exploitation of Distributed Product, in the marketing, promotion, and advertising  of Records embodying Distributed Product, on websites, and general goodwill advertising; or Universal may, at its election, delay or refrain from doing any one or more of the foregoing.

(c)

to use all trademarks, trade names, service marks, and logos owned and/or used by you or otherwise submitted, delivered, or supplied by you to Universal in connection with Distributed Product (collectively, the “Mark”) in the Territory in connection with Universal’s use or other  exploitation of Distributed Product hereunder at no additional cost to Universal (including, without limitation, on Record packaging artwork and on advertising, marketing, and promotional materials).  Notwithstanding the foregoing, Universal will not be required to use your Mark if, in Universal’s reasonable judgment, such use might violate a statute, law or regulation, or the rights of any Person. The registration of all of your Mark will be your responsibility and will be done at your sole expense. Your submission of any material which includes any Mark will be deemed to be instructions to Universal for Universal to use the Mark as submitted.  Notwithstanding anything to the contrary contained herein your Mark including, without limitation, any Mark submitted or otherwise used by you in connection with Distributed Product or in connection with any materials created in connection with Distributed Product (e.g., without limitation, Record packaging artwork, marketing, advertising, and promotional materials, and advertisements) will constitute an item of “Materials” hereunder.

2.02.

Notwithstanding anything to the contrary contained herein, Universal will have the right, without liability to you and without limiting its other rights, to decline to distribute or otherwise exploit or to discontinue the distribution or other exploitation of any Distributed Product hereunder if Universal reasonably believes that: (a) such distribution or other exploitation might violate a statute, law, or regulation or violate any rights of any Persons or might subject Universal to liability or unfavorable regulatory action; (b) the Record or any Master embodied therein is offensive to reasonable standards of public taste; (c) Universal believes that its distribution or other exploitation of such Record would

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constitute a breach by you of any of your agreements, warranties, or representations contained herein; and/or (d) such distribution or other exploitation might constitute the potential defamation or libel of any Person. Your sole remedy in the event any such Record is so rejected is the right to exclude solely the particular Record of Distributed Product from the definition of Distributed Product hereunder and enter into an agreement with a Person other than Universal solely to distribute solely such Record, provided that you and such other Person sticker or otherwise mark any such Record (at your sole cost and expense) to ensure that such Record is not returned to Universal and further provided that you will not identify or allow others to identify any such Record distributed by any other Person with Universal in any manner, directly or indirectly.

3.

DISTRIBUTION FEE; LICENSING FEE; NET PROCEEDS; PAYMENTS; ACCOUNTINGS

3.01.

(a)

In consideration of Universal providing services relating to the distribution and other exploitation of Distributed Product through Normal Retail Channels in the Territory, Universal shall be entitled to, and shall, deduct fees from Net Billings equal to twenty five percent (25%) of Net Billings hereunder, which fees Universal shall retain and utilize for its own account (“Distribution Fee”).  Notwithstanding the immediately preceding sentence, the Distribution Fee shall be twenty two and one half percent (22.5%) of Net Billings rather than twenty-five percent (25%), with respect Distributed Product distributed hereunder after the calendar month in which cumulative Net Billings hereunder exceed Eight Million Dollars ($8,000,000), and the Distribution Fee shall be twenty percent (20%) of Net Billings rather than twenty two and one half percent (22.5%), with respect to Distributed Product distributed hereunder after the calendar month of the term during which cumulative Net Billings hereunder exceed Fifteen Million Dollars ($15,000,000).  The foregoing Distribution Fee rate decreases, if applicable, shall apply prospectively beginning in the month following the month in which the Net Billings threshold is attained.

(b)

In consideration of Universal providing services relating to the exploitation of Distributed Product through Ancillary Exploitation Channels in the Territory, Universal shall be entitled to, and shall, deduct fees from Net Licensing Billings equal to fifteen percent (15%) of Net Licensing Billings hereunder, which fees Universal shall retain and utilize for its own account (“Licensing Fee”).

3.02.

As used herein, “Net Proceeds” means Total Net Billings less:

(a)

the Distribution Fee

(b)

the Licensing Fee

(c)

a reserve against anticipated returns of Distributed Product distributed by Universal and/or credits for such returns during and after the Term of this agreement.  In establishing such reserves, Universal will take into consideration the sale and returns history of previous Records shipped hereunder as well as that of the Record concerned, Soundscan reports (or similar retail sales reports) and reports from Universal distributor regarding to what extent the Record concerned is "selling through" at retail outlets. Universal will liquidate any such reserves within a period that does not exceed one year after the period in which such reserves were initially established, provided, if Universal makes any overpayment to you (e.g., by reason of an accounting error or by paying royalties on Records returned later), you will reimburse Universal to the extent Universal does not deduct such sums from monies due you hereunder.  Notwithstanding anything to the contrary contained herein, one hundred and eighty (180) days prior to the expiration or termination of the Term of this agreement, Universal will have the right to withhold reserves in an amount sufficient in Universal's reasonable business judgment to cover anticipated returns and credits during those last one hundred eighty (180) days and during and after the Sell Off Period, it being understood that such reserves may exceed the percentages applicable during the Term of this agreement as set forth

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above. Returns of Distributed Product will first be applied against the most recent sales and then against the oldest reserves. If the amount of actual returns and/or credits exceed the amount of reserves held by Universal then, without limiting Universal’s other rights, such amount will be paid by you within five (5) days following Universal's written demand therefore.

(d)

Any and all charges for the manufacturing or handling of Distributed Product or the reproduction of artwork, sleeves, labels, covers or other containers of such Records, as more specifically set forth in Article 6 hereinbelow.

(e)

Any and all Advances paid by Universal hereunder (it being agreed that Universal is under no obligation whatsoever to pay any Advances to you hereunder).

(f)

Any and all applicable taxes imposed on Universal with respect to the manufacture, distribution, license, sale, and/or other exploitation of Distributed Product hereunder (e.g. sales tax, VAT, etc.).

(g)

Any and all co-op advertising monies.   During the last six (6) months of the Term of this agreement, Universal may deduct from Net Billings a reasonable reserve for any such costs incurred by Universal during such period, which reserve will be liquidated no later than twelve (12) months after the end of the Term hereof.

(h)

Universal’s standard charges for returns handling and refurbishing Distributed Product, whether such Records were distributed by Universal or by a Person other than Universal.

(i)

Universal’s standard charges for refurbishing Records manufactured by any Person other than Universal.

(j)

Credits to Universal’s customers for actual returns of Distributed Product not shipped by Universal hereunder made during each accounting period.

(k)

Special Program Discounts and/or price reduction programs.

(l)

Any other amounts due Universal under this agreement or the License Agreement or any and all other costs of any other service rendered by Universal or product furnished or monies spent by Universal on your behalf hereunder, provided any such service, product, or monies are provided or spent in the normal course of handling Distributed Product hereunder and are consistent with similar services, products or monies that are provided or spent for similar-type arrangements.

(m)

any other amounts that Universal is entitled to offset or otherwise deduct from Net Billings or Net Licensing Billings hereunder.

3.03.

Universal will compute Net Proceeds hereunder on a calendar monthly basis.  Within sixty (60) days after the close of each such monthly period Universal will send you an accounting statement covering the Net Proceeds for the accounting period concerned and will remit to you the net amount of such Net Proceeds, if any, after deducting any such amount, if any, that Universal may be required to withhold pursuant to the applicable state tax laws, the U.S. Tax Regulations, or any other applicable statute, regulation, treaty, or law.  Such accounting statements will be rendered in accordance with Universal’s regular accounting practices. Notwithstanding anything to the contrary contained herein, Universal, during the Exploitation Period hereof, is not obligated to render an accounting statement with respect to any monthly periods in respect of which there is no significant (as determined by Universal in its reasonable commercial judgment) change between the accounting rendered with respect to the calendar monthly period immediately preceding such

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particular calendar monthly period and the accounting that would otherwise be rendered with respect to such particular monthly period unless you request, in writing, an accounting statement for one or more particular monthly periods.  Any such requests will be made at least thirty (30) days prior to the commencement of the calendar monthly period in respect of which an accounting statement is sought.

3.04.

All accounting statements rendered by Universal will be conclusively binding upon you and not subject to any objection by you for any reason unless specific objection in writing, stating the basis thereof, is given to Universal and an audit pursuant to paragraph 3.05 for that statement is completed within two (2) years from the date such statement is rendered. Failure to make such written objection or conduct the audit within said time period will be deemed to be your approval of such statement, your waiver of such audit rights, and your waiver of the right to sue Universal for additional Net Proceeds in connection with the applicable accounting period. Each statement will be deemed rendered when due unless you notify Universal that the applicable statement was not received by you and such notice is given within sixty (60) days after the applicable due date specified in paragraph 3.01 above, in which event the statement will be deemed rendered on the date actually sent by Universal. You will not have the right to sue Universal in connection with any accounting, or to sue Universal for monies due on account of the exploitation of Distributed Product hereunder during the period an accounting covers, unless you commence the suit within two (2) years after the date the applicable statement is rendered to you.

3.05.

You may, at your own expense, audit Universal’s books and records directly relating to this agreement that report the sales or other exploitation of Distributed Product for which Net Proceeds are payable hereunder. You may make such audit only for the purpose of verifying the accuracy of statements sent to you hereunder and only as provided herein. You may initiate such audit only by giving notice to Universal at least thirty (30) days prior to the date you intend to commence your audit. Your audit will be conducted by a reputable independent certified public accountant experienced in record industry audits in such a manner so as not to disrupt Universal's other functions and will be completed promptly. You may audit a particular statement only once and only within two (2) years after the date such statement is rendered as provided in paragraph 3.04 above. Your audit may be conducted only during Universal's usual business hours and at the place where it keeps the books and records to be examined. You will not audit Universal’s books and records more than once during any calendar year of the Term of this agreement. Your auditor will review his tentative written findings with a member of Universal's finance staff designated by Universal before rendering a report to you so as to remedy any factual errors and clarify any issues that may have resulted from misunderstanding.

3.06.

At any time that Net Proceeds are reported, if such Net Proceeds are in a negative amount, then you will promptly pay Universal such Net Proceeds, plus any other amounts then due.

3.08.

You acknowledge that Universal may invoice free goods in accordance with its standard policies.

4.

YOUR OBLIGATIONS

4.01

You will be solely responsible for and will accept and process any and all returns of Distributed Product not distributed by Universal, whether sold before or during the Term of this agreement, including, without limitation, returns from independent distributors, retailers, racks or otherwise.  The preceding sentence is of the essence of this agreement.  Without limiting the foregoing, if Universal elects, in its sole discretion, to accept and process returns of Distributed Product not distributed by Universal on your behalf (which Universal is under no obligation whatsoever to do), then, without limiting its other rights and remedies, Universal will have the right to deduct any costs incurred therefor (including Universal’s standard returns handling fees) against any and all monies otherwise payable to you hereunder or under the License Agreement, provided, however, that if the

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monies otherwise payable hereunder for any particular accounting period are less than the total amount to be deducted, Universal will bill you for such costs, and you will reimburse Universal for same no later than thirty (30) days after your receipt of Universal’s invoice.

4.02

You will be solely responsible for all costs of refurbishing inventory of Distributed Product not manufactured by Universal hereunder to allow Universal to sell such inventory as Universal-distributed product during the Term of this agreement. Such refurbishing of Distributed Product will include having all references to any prior distributor contained on Distributed Product concerned and/or any packaging in respect thereof, removed or otherwise overstickered, covered, or deleted, and, at Universal’s election, such Distributed Product will either bear a sticker or other identifying characteristic, or will bear a new selection number and bar code. Without limiting the foregoing, Universal will have the right to deduct the costs of such refurbishing (at Universal’s standard rate card refurbishing cost) from any and all monies otherwise payable to you hereunder or under the License Agreement, provided, however, that if the monies otherwise payable hereunder in any particular accounting period are less than the total amount to be deducted, then Universal will bill you for such costs, and you will reimburse Universal for same no later than thirty (30) days after your receipt of Universal’s invoice.

4.03.

You will supply Universal, pursuant to the schedule and specifications designated by Universal, material for insertion in Universal's sales publication(s), if any.

4.04.

Universal has an insurance policy that covers the manufacturing cost of any inventory while it is in Universal’s possession (including inventory of Distributed Product.) Notwithstanding the foregoing, it is understood by the parties hereto that you will bear the risk of any loss to or in connection with the inventory of Distributed Product.

4.05.

Promptly after Universal's request, you will, at your sole expense, remove from Universal's warehouse, or order the destruction of, the stock of any Surplus Records.  You will be deemed to have ordered the destruction of any such Surplus Records within twenty-one (21) days after the date of Universal's request to remove same from its warehouse, unless Universal receives from you within said twenty-one (21) day period written instructions for the immediate delivery of such stock to a public warehouse or other non-Universal location at your expense. All such Surplus Records removed from Universal’s warehouse pursuant to this paragraph, if not subsequently destroyed, will be warehoused by you in a manner satisfactory to Universal to prevent the distribution, sale, or other exploitation of such stock of Distributed Product. In the alternative, if you fail to remove such stock from Universal’s warehouse, Universal will have the right to charge you for the cost of storing such stock in Universal’s warehouse pursuant to Universal’s standard rate card prices and to deduct such costs from your Net Proceeds hereunder.

4.06.

(a)

You will be solely responsible for securing (and you agree to timely secure) any and all permissions, authorizations, clearances, licenses, releases and other rights required (or reasonably deemed necessary by Universal) to enable Universal to distribute and otherwise exploit Distributed Product in the Territory without infringing upon the rights of, or incurring any liability to, any other Persons including, without limitation, music publishers and their agents. In addition, you will be solely responsible for timely paying (and you agree to timely pay) any and all sums due or otherwise required to be paid to any and all other Persons in respect of any such permissions, authorizations, clearances, licenses, releases and other rights (including, without limitation, payments to developers, copyright proprietors, music publishers, writers, artists (including, without limitation, Distributed Artists), producers and engineers).  At Universal’s request, you agree to provide Universal with written evidence (such evidence to be in a form satisfactory to Universal in its sole discretion) (i) that you have entered into written mechanical license agreements, as required, with the appropriate Persons in respect of each and every Composition embodied in Distributed Product theretofor distributed and/or otherwise exploited hereunder (and/or which is scheduled to be

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distributed and/or otherwise exploited hereunder) ("Mechanical License") and (ii) that you have accounted and paid hereunder all Mechanical Royalties due in this regard pursuant to such Mechanical License (or pursuant to the compulsory statutory provisions of the U.S. Copyright Act).

(b)

You agree to deliver each Master of Distributed Product hereunder in the form of a Digital Master.  You will comply with Universal’s then-current policies with respect to Samples, and you hereby warrant and represent that all information supplied by you to Universal in that regard is and will be complete and accurate.  In connection with each Master of Distributed Product delivered hereunder to Universal, you will provide Universal in written form with all necessary information, consents, licenses, and permissions, including without limitation those relating to all Samples, if any, interpolated in the Masters, such that Universal may manufacture, distribute, sell, release and otherwise exploit Records embodying the Masters concerned by any and all methods now or hereafter known, including, without limitation, lyrics to each musical composition contained on a Record, ancillary materials prepared by or for you which are required hereunder, mechanical licenses, sideartist permissions and any information required to be delivered to unions, guilds or other third parties. Without limiting the foregoing or any of Universal’s rights or remedies hereunder, lyrics to each musical composition contained on any Record of Distributed Product to be released hereunder must be delivered to Universal no later than ninety (90) days before the scheduled release date of the Record concerned, which lyrics shall be typed and in an easily readable form.

4.07.

(a)

You, at your sole cost and expense, will produce and deliver to Universal the Record packaging for each Record of Distributed Product hereunder (“Artwork”). All Artwork will be in the form of film from the “camera ready” artwork comprised of uncombined color separations (free of logos, bar coding or other indicia of your prior licensees or distributors) for any jacket, sleeve, container, cover, inlay card, booklet, and insert for Records to be derived from such Record and must comply with Universal’s standard packaging format. All Artwork must be delivered to Universal not later than ninety (90) days before the scheduled release date of the Record concerned together with all licenses and consents required in connection with it and will be so delivered in the format and manner as designated by Universal in its sole discretion.  If you fail to timely deliver any artwork hereunder (including, without limitation, any Artwork), then Universal will have the right to deduct any premium charges incurred by Universal to meet the release schedule of the applicable Record of Distributed Product hereunder from any and all monies otherwise payable to you hereunder or under the License Agreement, provided, however, that if the monies otherwise payable hereunder for any particular accounting period are less than the total amount to be charged, Universal will bill you for such costs, and you will reimburse Universal for same no later than thirty (30) days after your receipt of Universal’s invoice.

(b)

(1)

(A)

Without limiting the foregoing, and subject to the last sentence of paragraph 2.02 above, you, at your sole cost and expense, will have printed on the outside and elsewhere of the packaging or other graphics for each Record of Distributed Product hereunder (as and where and in the manner designated by Universal in its sole discretion) Universal’s logo as provided to you by Universal (“Universal Logo”) and the language “Manufactured and Distributed by Universal Records, a division of UMG Recordings, Inc., 1755 Broadway, New York, New York 10019” or words of similar effect subject to the approval of Universal (“Universal Legend”).  The Universal Logo will be the same size as and will be placed either to the right of or below your Mark contained on the particular Record packaging, unless required otherwise by Universal in its sole discretion.  You further agree that Universal shall have the right to include the Universal Logo and Universal Legend on each Record hereunder (such as, by way of example only, on the “label” of any compact disc).  Notwithstanding anything to the contrary contained herein, all matters relating to the Universal Logo, the Universal Legend, and Universal’s other trademarks, legal obligations, or other requirements in respect of Distributed Product, Artwork or any other materials hereunder will be determined in Universal’s sole discretion, and you agree to comply with all of Universal’s instructions in connection therewith.

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(B)

Without limiting the last sentence of paragraph 2.02 above, you will not have the right to use the Universal Logo or the Universal Legend or any other Universal Marks (as defined in paragraph 4.07(b)(2) below) in any manner connection with any Distributed Product that is not manufactured, distributed or otherwise exploited by Universal hereunder (including, without limitation, any Distributed Product not distributed or otherwise exploited by Universal pursuant to paragraph 2.02 above)

(2)

You agree that Universal shall retain all right, title and interest in and to the Universal Logo and in any other trademark, trade name, service mark or logo owned and/or controlled by Universal (“Universal Marks”) and all associated goodwill and intellectual property rights (including, without limitation, any copyright, design, trade name, trademarks, trade dress, or other property right).   Nothing contained in this agreement confers to you any right of ownership in the Universal Logo or the Universal Marks or any interest in the goodwill and intellectual property rights associated therewith other than the right to use the Universal Logo in accordance with this agreement.  When using the Universal Logo, you will follow Universal’s trademark guidelines as provided to you by Universal from time to time.  You agree not to register, or attempt to register, or to otherwise assert any rights in, the Universal Logo and/or the Universal Marks in any manner (including, without limitation, as a trademark, trade name, service mark, or Internet domain name) in any jurisdiction or otherwise. Neither the Universal Logo nor any of the Universal Marks will be used by you in any manner without Universal's express prior written consent in each instance except as specifically permitted in this agreement.  Universal  (in its absolute and sole discretion) may require that you use the Universal Logo or any Universal Mark (as applicable) in connection with Universal approved marketing materials and advertisements related to Distributed Product hereunder.  You shall not have the right to alter the appearance of the Universal Logo and/or the Universal Marks in any manner.  You will not use, cause, or authorize to be used, as your Mark or otherwise, any word, device, design, slogan, trade name, trademark, service mark, logo, or symbol confusingly similar to the Universal Logo and/or to any of the Universal Marks.  You right to use the Universal Logo as expressly provided in this agreement will automatically end upon the expiration or termination of this agreement.  Without limiting any of the provisions contained herein, the provisions of this paragraph 4.07(b)(2) will survive the expiration or termination of this agreement.

(3)

You will only use your Mark and the Universal Logo (subject to Universal’s prior approval and subject to the other applicable provisions contained herein) in connection with Distributed Product hereunder (including, without limitation, in any Artwork hereunder and in any marketing and promotional materials and/or advertising related to the exploitation of Distributed Product), and, without limiting the foregoing, you will not have the right to use in any manner the logo, trademark, trade name, service mark, or logo of any other Person in connection with any of the foregoing.

(c)

If Universal determines in its sole discretion that any Distributed Product must be identified as containing “explicit contents” then you agree at your sole cost and expense to include the R.I.A.A. “Parental Advisory Logo” on the front outside Record packaging artwork of the applicable Distributed Product in the size, manner, and placement as designated by Universal in its sole discretion and on all materials related to the particular Distributed Product (e.g., without limitation, advertising, promotional, and marketing materials).  If you fail to so include the “Parental Advisory Logo” on any Record packaging artwork or other materials hereunder, then Universal, without limiting its other rights, will have the right to (1) decline to distribute or cease the distribution of the applicable Distributed Product; and/or (2) include, at your sole cost and expense, the “Parental Advisory Logo” on such Record packaging artwork and other materials.  If Universal exercises the foregoing option (2), Universal will have the right to deduct al costs in connection therewith from any and all monies otherwise payable to you hereunder or under the License Agreement, provided, however, that if the monies otherwise payable hereunder in any particular accounting period are less

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than the total amount to be deducted, then Universal will bill you for such costs, and you will reimburse Universal for same no later than thirty (30) days after your receipt of Universal’s invoice.

(d)

Notwithstanding anything to the contrary contained herein, Universal will have the right, without liability to you and without limiting its other rights, to decline to use any artwork delivered by you hereunder (including, without limitation, any Artwork and any marketing, promotional and advertising materials) if Universal reasonably believes that: (1) the use of such artwork might violate a statute, law or regulation or violate any rights of any Persons or might subject Universal to liability or unfavorable regulatory action; (2) such artwork is offensive to reasonable standards of public taste; or (3) Universal’s use of such artwork would constitute a breach by you of any of your agreements, warranties or representations contained herein. If Universal rejects any artwork pursuant to this paragraph you agree, at your sole cost and expense, to revise the particular artwork in accordance with Universal’s instructions.  If Universal rejects any artwork pursuant to this paragraph and in connection therewith you fail to timely deliver the particular artwork, then Universal will have the right to deduct any premium charges incurred by Universal to meet the release schedule of the applicable Record of Distributed Product hereunder from any and all monies otherwise payable to you hereunder or under the License Agreement, provided, however, that if the monies otherwise payable hereunder for any particular accounting period are less than the total amount to be charged, Universal will bill you for such costs, and you will reimburse Universal for same no later than five (5) days after your receipt of Universal’s invoice.

4.08.

Prior to the commercial release by Universal of any of Distributed Product hereunder, you, at your sole cost and expense, will cause the UPC numbers contained on the containers of Distributed Product to conform to Universal's bar coding requirements.

4.09.

Without limiting any of the other provisions contained in this agreement, you are solely and fully responsible for the following payments and other obligations and will directly and timely pay to the applicable Person all costs or expenses incurred in connection therewith:

(a)

all royalties and other sums or payments due to all recording artists (including, without limitation, all Distributed Artists), producers and, all other royalty participants, and all other Persons entitled to receive royalties or other payments in connection with the manufacture, distribution, sale, license, and/or other exploitation of Distributed Product hereunder.

(b)

All recording, production, mastering, and all related costs incurred in connection with Distributed Product hereunder.

(c)

Any and all payments owed under the rules and regulations of the American Federation of Musicians, the American Federation of Television and Radio Artists and any other union or guild having jurisdiction, and you will indemnify, defend and hold Universal harmless therefrom in accordance with the terms of paragraph 9.01(a) hereinbelow.

(d)

Any and all sales, use or other taxes levied on any of the sums payable to you hereunder which have not been previously deducted by Universal from your  accountings.

(e)

all costs and expenses in connection with your general, administrative, and overhead costs and other operating costs, including, without limitation, rents, salaries, benefits, equipment costs, travel and entertainment expenses, telephone charges, etc.

(f)

Any and all costs incurred with respect to the preparation and manufacture of Record artwork and packaging, including, but not limited to, costs incurred with respect to the preparation of compact disc booklets, inlay cards, and j-cards (including color separations).

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(g)

All costs incurred with respect to the hiring and maintenance of a promotion, marketing and advertising staff utilized to promote, market and advertise Distributed Product distributed hereunder, and all expenses attendant thereto, including, without limitation, all costs of marketing, promoting, and advertising Distributed Product and producing Videos.

(h)

All Mechanical Royalties payable to Persons (including, without limitation, songwriters and/or music publishers)  with respect to the Compositions embodied on Distributed Product hereunder.

4.10.

Notwithstanding anything to the contrary contained herein, Universal may, at its sole discretion, pay on your behalf any of the costs or expenses referred to in paragraph 4.09, above.  If Universal pays any such costs, which it will be under no obligation to do, such amounts will be a direct debt from you to Universal, which among its other remedies, Universal may deduct from any monies payable to you hereunder or under the License Agreement.

4.11.

At all times during the Term hereof, you will maintain in full force and effect at your own cost and expense from a nationally recognized insurance carrier an "Errors and Omissions" insurance policy in the amount of at least One Million Dollars ($l,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in the aggregate with Universal as a named insured, in connection with Distributed Product distributed hereunder and related material used in connection therewith.  Proof of such policy will be delivered to Universal prior to the commencement of the Term hereof in the form of valid insurance certificates naming Universal as an additional insured. Such certificate will also provide that such coverage will not be canceled without at least sixty (60) days prior written notice to Universal. Delivery of such certificate is a condition precedent to Universal’s obligations hereunder. In the event you do not maintain the foregoing insurance policy in accordance with the provisions thereof, and such default continues uncured for a period of thirty (30) days or more, Universal may at anytime thereafter obtain such insurance on your behalf and charge you therefor (or deduct the costs therefor from monies otherwise payable to you hereunder).

4.12.

Subject to the provisions of paragraph 5.01 below, you, at your sole cost and expense, will be responsible for and will perform all functions of a major Record company (other than that of “distributor” of Records) including, without limitation, all so-called “A&R” functions and all activities relating to the marketing, promotion, and advertising of Distributed Product (as more fully described in paragraph 5.01(a) below).   In the event you fail to comply with any aspect of this paragraph Universal will have the right, without limiting its other rights, by giving you written notice thereof, to terminate this agreement.  In the event Universal so terminates this agreement, it will continue to have all of its rights, as if the agreement were terminated or expired in accordance with any of the other provisions hereof.

4.13.

You will provide Universal with a reasonable number of promotional or “marked” copies of each Record of Distributed Product to be distributed or otherwise exploited hereunder for the promotional use of Universal personnel. Such copies of Distributed Product will be furnished without cost to Universal and will not be considered Records distributed hereunder for any purpose.

4.14.

Simultaneously with your execution of this agreement, you agree to execute and deliver to Universal the security agreement (the “Security Agreement”) attached hereto as Exhibit “A” and by this reference incorporated herein.  The Security Agreement grants to and in favor of Universal, and Universal will retain a security interest in, the Collateral (as defined in the Security Agreement) to secure the recoupment by or repayment to Universal of the Debt (as defined in paragraph 7.01 hereinbelow).  The security interest herein granted to and retained by Universal attaches to the Collateral immediately upon execution of this agreement.  You agree to execute all documents required by law to perfect or modify (if necessary) the security interest granted herein. You will not, without Universal's written approval, grant a security interest in the Collateral that would be superior or prior to the security interest of Universal.

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

5.

 MARKETING

5.01.

(a)

(1)

Subject to the provisions of paragraph 5.01(b) below, you will be solely responsible for developing, planning, undertaking, implementing and otherwise performing all marketing, advertising (including, without limitation, so-called "co-op" advertising) and promotion activities in connection with Distributed Product and for timely paying all of the costs and expenses related thereto. You agree and warrant that you will timely undertake the marketing, promotion and advertising of each Record of Distributed Product and, upon Universal’s request, will evidence same, in part, by meaningfully consulting with Universal and furnishing Universal with a written marketing plan and budget therefor prior to the initial release of the particular Distributed Product ("Marketing Plan"), and that each such Marketing Plan will be finalized within a reasonable period of time (as determined by Universal in its reasonable judgment) prior to the initial release of the Distributed Product concerned.  If Universal pays any costs in connection with the foregoing (which Universal is under no obligation whatsoever to do), such amounts so paid by Universal will be a direct debt from you to Universal, which among its other remedies, Universal may deduct from any monies payable to you hereunder or under the License Agreement; provided, however, that if the monies otherwise payable hereunder in any particular accounting period are less than the total amount to be deducted, then Universal will bill you for such costs, and you will reimburse Universal for same no later than five (5) days after your receipt of Universal’s invoice.

(2)

Notwithstanding anything to the contrary contained herein, Universal, following its receipt of your request, and at your sole cost and expense, will place “co-op” advertisements on your behalf with respect to Distributed Product.  In connection therewith, Universal will have the option to either (i) advance the costs of such advertising and deduct such costs from any monies otherwise payable to you hereunder or under the License Agreement, or (ii) invoice you for same, in which event you will pay such costs to Universal no later than thirty (30) days after your receipt of Universal’s invoice, or (iii) require you to pay such costs to Universal before Universal places any such advertisements on your behalf.  In connection with the provisions of this paragraph, you hereby authorize Universal to expend on your behalf up to four percent (4%) of Net Billings per Contract Year hereunder on co-op advertising during such Contract Year. Notwithstanding the foregoing, nothing contained herein will in any way obligate Universal to expend any money for so-called co-op advertising. If Universal determines, in its sole discretion, that the monies otherwise payable to you hereunder are insufficient to cover such costs, Universal will have the right to: (x)  refuse to place such advertising on your behalf, or (y) elect to not place such advertising on your behalf unless you pay Universal therefor prior to Universal placing any such advertisements.

(b)

Universal is under no obligation whatsoever hereunder or otherwise to provide “in-house” label services or pay for or incur any third party marketing, promotion, publicity, advertising, or related costs or expenses in connection with Distributed Product.  Notwithstanding anything to the contrary contained herein, Universal, following its receipt of your written request (which request will specify the particular in-house services you are requesting), will give good faith consideration to providing certain of Universal’s in-house services in connection with the marketing and promotion of any Distributed Product, subject to the provisions of paragraph 3.01(a)(2) above, such as promotion, marketing, publicity and advertising, New Media, and creative (e.g., Video production and artwork supervision) (“Label Services”); provided, however, that in connection therewith you and Universal agree to negotiate in good faith a new Distribution Fee in accordance with the provisions of clause 3.01(a)(2) above that will be deducted from Net Billings hereunder solely in respect of the particular Record(s) of Distributed Product that Universal provides such Label Services in connection with.  If you request that Universal provide Label Services in connection with any Record(s) of Distributed Product hereunder, and Universal agrees to do so, and you and Universal also agree to the new Distribution Fee with respect thereto, then in connection therewith: (i) any and all decisions with respect to how Universal provides such Label Services will be made by Universal in its

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

sole discretion; and (ii) you and Universal will mutually approve a marketing plan and accompanying budget with respect to all costs of marketing, promotion, publicity, and advertising, including without limitation, the cost of promotional Records and Videos, in connection with all phases of the United States release of the applicable Distributed Product hereunder.  Notwithstanding the foregoing, Universal’s agreement to provide any Label Services hereunder shall not relieve you of your obligation hereunder to timely pay all of the costs and expenses related to such marketing, advertising, promotional, and other activities; provided, however, that in connection therewith, Universal may, in its sole discretion either (aa) advance the costs of such marketing, advertising, promotional, and other activities and deduct such costs from any monies otherwise payable to you hereunder or under the License Agreement, or (bb) invoice you for same, in which event you will pay such costs to Universal no later than thirty (30) days after your receipt of Universal’s invoice, or (cc) require you to pay such costs to Universal (or to the applicable third party) before Universal undertakes, implements, or otherwise commits to such activities; provided, however, that if Universal determines, in its sole discretion, that the monies otherwise payable to you hereunder are insufficient to cover such costs, Universal will have the right to (x) refuse to provide any such Label Services, and/or (y) elect to not provide any such Label Services unless you pay Universal any third party costs related to the marketing and promotion of the Distributed Product concerned prior to Universal developing, planning, undertaking, implementing and/or otherwise performing (as applicable) any marketing, advertising and/or promotion of the particular Distributed Product.  Notwithstanding the provisions of paragraph 4.12 above, with respect to Distributed Product for which Universal provides Label Services in connection with, you will not be responsible for providing comparable services for the Distributed Product concerned.

5.02.

(a)

During the Term hereof, you and Universal will mutually determine the following:

(1)

the initial United States release date of each Record delivered by you and accepted by Universal, provided that you must agree to an initial release date that is within ninety (90) days after delivery of the Record concerned. In no event will Universal be obligated to release more than three (3) such Records in any ninety (90) day period;

(2)

the suggested retail list price for the initial United States release of each Record delivered by you and accepted by Universal from Universal’s current published price list. At your written request, Universal will send you Universal’s current published price list;

(3)

whether to delete any Record of Distributed Product from Universal’s current catalog.

(b)

Notwithstanding anything to the contrary set forth above, if you and Universal disagree as to any matters set forth in paragraph 5.02(a) above, Universal’s decision will be final.

5.03.

(a)

If Universal has agreed to provide Label Services at your request, and in connection therewith you and Universal mutually decide to produce one (1) or more Videos (which neither Universal nor you are under any obligation to do), the Master, producer, director and concept of such Videos will be mutually approved by you and Universal; provided, however, that you will be deemed to have approved any Master embodied on the “A” side of a single hereunder. All production personnel for each Video will be engaged by Universal on your behalf and at your sole cost and expense, pursuant to a written budget to be established and approved in advance by you and Universal in writing (the “Production Budget”).  You will be solely responsible for timely paying all costs and expenses in connection producing each Video hereunder; provided, however, that at your request Universal will give good faith consideration to advancing the costs of each such Video in amount not in excess of the Production Budget, it being agreed that (i) Universal is under no obligation whatsoever to so agree to advance such costs and (ii) if Universal agrees to advance such costs, all such costs paid

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

or incurred by Universal in connection with the production of Videos hereunder will constitute Advances hereunder and will be deducted from monies otherwise payable to you under this agreement or the License Agreement.  Notwithstanding the foregoing, if the monies otherwise payable hereunder in any particular accounting period are less than the total amount to be deducted, then, without limiting any of your obligations hereunder or any of Universal’s rights hereunder, Universal shall have the right to either (aa) pay such costs on your behalf and invoice you for such costs, in which event you will pay such costs to Universal no later than thirty (30) days after your receipt of Universal’s invoice, or (bb) require you to pay such costs to Universal (or to the applicable third party) before Universal engages the personnel concerned in connection with producing the particular Video or before the commencement of filming the particular Video.  Notwithstanding the foregoing, you will be responsible for paying any and all production costs in excess of the Production Budget, it being agreed that if Universal pays any such excess costs (which Universal is under no obligation whatsoever to do), such costs will be a direct debt from you to Universal, which among its other remedies, Universal may (x) deduct from any monies payable to you hereunder or under the License Agreement or (y) invoice you for such costs, in which event you will pay such costs to Universal no later than five (5) days after your receipt of Universal’s invoice.

(b)

Any Video produced hereunder will be deemed to be Distributed Product hereunder.  As between you and Universal, you will be solely responsible for obtaining and paying for all necessary licenses in connection with the Compositions embodied in each Video hereunder for the exploitation of each such Video in the Territory during the Term in any and all media from the copyright holder(s) of such Compositions (“Video Publishing Costs”), including, without limitation, synchronization licenses and licenses for public performance in the United States.  Without limiting the foregoing, if any Composition embodied in a Video hereunder is a Controlled Composition, then you will issue (or cause the music publishing companies having the right to do so) to Universal at no cost all such licenses (and your execution of this agreement constitutes the issuance of such licenses by any music publishing company that is owned or controlled by you or Principal (as defined in paragraph 7.01(a) below) or any Related Company.  If Universal pays any such Video Publishing Costs hereunder (which Universal is under no obligation whatsoever to do), then all such Video Publishing Costs paid or incurred by Universal will constitute Advances hereunder and will be deducted from monies otherwise payable to you under this agreement or the License Agreement; provided, however, that if the monies otherwise payable hereunder in any particular accounting period are less than the total amount to be deducted, then Universal will bill you for such costs, and you will reimburse Universal for same no later than thirty (30) days after your receipt of Universal’s invoice.  Each Video will be deemed a Material hereunder.

5.04.

All artwork (including, without limitation, all Artwork) and other materials manufactured, printed, or otherwise created by you or your agents or on your behalf or that is otherwise under your control and that is related in any manner to marketing, promoting, advertising and/or selling Distributed Product will be subject to Universal’s approval before such materials are used by you or any other Person.  Without limiting the provisions of the penultimate sentence of paragraph 4.07(b)(2) above, you agree that at Universal’s request, and at your sole cost and expense, you will have the Universal Logo and/or the Universal Legend and/or any other language designated by Universal in its sole discretion printed or otherwise included on any such marketing, promotional, or sales materials and/or advertisements related to Distributed Product specified by Universal in its request and in the manner as designated by Universal in its sole discretion, subject always to the last sentence of paragraph 4.07(b)(1) above.

6.

MANUFACTURING

6.01.

Universal will have the exclusive right in the Territory to manufacture Distributed Product hereunder on your behalf during the Term of this agreement, subject to the terms and conditions set forth in this Article 6.

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

6.02.

The Masters from which Universal will manufacture Records of Distributed Product will be delivered to Universal by you at your sole cost and expense at places designated by Universal.  Each Master will be in the form of a Digital Master or in any other format as designated by Universal in its sole discretion. All configurations of Distributed Product to be manufactured hereunder will be fully sequenced by you.  Universal will have the right to reject any Master that is technically deficient, in that it does not meet Universal's then current prevailing standards for audio and engineering quality.  If Universal so rejects any Master, you, at your own cost, will supply to Universal a substitute Master that does not embody such defect.  If, in Universal's judgment, Universal determines that the initial sequencing of Masters is not technically suitable for the manufacture of any configuration of Records, then you will have the first opportunity to perform the resequencing in order to meet Universal's deadlines.

6.03

You will supply to Universal, at your sole cost and expense, the Artwork for each Record manufactured hereunder pursuant to the terms of paragraphs 4.07 and 4.08 above.

6.04

Universal will have the right to use the same label backdrop that will be used for all Records manufactured hereunder.

6.05

Universal will charge your account per Record manufactured by Universal in accordance with its then-current standard rate card charges for similar quantities of Records. Notwithstanding anything to the contrary set forth above, the minimum order quantity for each configuration of each specific Record of Distributed Product manufactured hereunder will be five hundred (500) units.

6.06.

Universal will charge against Net Billings all manufacturing costs as described above. Universal will deduct such costs from your Net Billings hereunder during the accounting period concerned; provided, however, that if your Net Billings are insufficient to pay said manufacturing costs, then Universal will send you written notice and you will pay Universal said sum within five days following Universal's written demand therefor.

6.07

After the completion of the manufacture of each Record hereunder, you will bear the risk of any loss to or in connection with such Record.

6.08

Universal will accept Records having pressing defects that have been returned by Universal's customers.  However, Universal's reasonable decision will be final as to whether or not a Record has a pressing defect.  If a Record is found by Universal to be defective, Universal will debit your account for the return thereof.  In the event of loss or damage to you resulting from such pressing defects, the sole and exclusive liability of Universal will be to replace any defective Record, and Universal will not be liable for any damages (including without limitation, consequential damages) resulting therefrom.

6.09

You acknowledge that the transactions to be completed hereunder are not sales, or otherwise subject to sales or use taxes.  Moreover, if such taxes are determined to be applicable, you agree to be responsible for the total amount of any such taxes and will hold Universal harmless therefrom.

6.10.

You and Universal will mutually agree on the quantity for each specific Record (including, without limitation, Albums and Singles) of Distributed Product to be manufactured in connection with the initial release of such Record; provided, however, that in the event of a disagreement, Universal’s decision shall control.  Universal may manufacture such quantities of Records necessary to fulfill anticipated and actual customer orders.

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

7.

OBLIGATIONS OF PRINCIPAL(S)

7.01.

(a)

It is understood that the active and full time participation of David Michery (“Principal”) in your business affairs, and the Principal's active participation in the performance of your obligations hereunder (including, without limitation, in your management, development, A&R, marketing, promotion, and advertising activities), are a vital part of this agreement.  In the event of the death or incapacity of the Principal and/or in the event the Principal will cease for whatever reason to be actively engaged in your management in a controlling capacity or will cease to perform his obligations hereunder, Universal will have the right, without liability of any kind to you whatsoever, and without limiting its other rights, by giving you written notice thereof to terminate this agreement.  In the event Universal so terminates this agreement, it will continue to have all of its rights, as if the agreement were terminated or expired in accordance with any of the other provisions hereof.

(b)

Without limiting the foregoing, it is specifically understood and agreed that Principal will devote significant personal efforts and a substantial amount of his time to you and Distributed Product and to the fulfillment of your obligations hereunder and that Principal will be personally and principally responsible for your management and affairs.

(c)

Simultaneously with your execution of this agreement, you agree to cause Principal to execute and deliver to Universal an inducement letter in favor of Universal in the form of Exhibit “B” attached hereto and incorporated herein by this reference (“Inducement Letter”).

8.

REPRESENTATIONS AND WARRANTIES

8.01.

You warrant and represent:

(a)

You have the right to enter into this agreement and fully perform your obligations hereunder.

(b)

You are not and during the Exploitation Period will not be under any disability, restriction, or prohibition in respect of your rights to execute this agreement and perform your obligations hereunder or to grant to Universal the rights granted herein.

(c)

The execution of this agreement by you does not and will not conflict with, violate, or result in a breach of any other agreement to which you are a party or by which you are bound.

(d)

you have the right to grant Universal all rights granted by you to Universal hereunder.

(e)

Universal's exercise of any of the rights granted to Universal hereunder will not violate or infringe any law or the rights of any Person.

(f)

(1)

you have no knowledge of any claim or purported claim that may create any liability on the part of Universal or that might prevent or impair you from fully performing your obligations hereunder.

(2)

Without limiting the foregoing, there are no claims, charges, actions, suits, proceedings, agreements, or other impediments, actual, pending, or threatened, that may prevent or impair with you from performing, or otherwise interfere with you performing, your duties and obligations hereunder, or that may otherwise create any liability on the part of Universal.

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

(g)

You are and will continue to be during the Exploitation Period the sole and exclusive owner of all rights of every kind in the Territory to all Distributed Product, including, without limitation, (i) all right, title and interest in and to the copyright in and to Masters and Videos of Distributed Product and Artwork and other all other materials submitted, supplied or otherwise delivered to Universal hereunder; and (ii) the exclusive right in the Territory during the Exploitation Period to manufacture, distribute, sell, license, market, promote, advertise and/or otherwise exploit all Distributed Product hereunder by any and all methods now or hereafter known.

(h)

(1)

You have not sold, assigned, transferred, leased, conveyed or granted a security interest in, or otherwise disposed of, and during the Exploitation Period will not sell, assign, transfer, lease, convey, grant a security interest in, or otherwise dispose of, any Distributed Product, or any of the Records or Masters or Videos of Distributed Product, adverse to or in derogation of the rights granted to Universal herein or in the Security Agreement.

(2)

there is not any lien or encumbrance upon any Master, Video, or Record of Distributed Product.

(i)

you have not authorized and during the Term hereof will not authorize any Person other than Universal to manufacture, distribute, sell, license, or otherwise exploit Distributed Product in the Territory in contravention of Universal's exclusive rights hereunder.

(j)

during the Term no Person other than Universal will have the right, or will otherwise be authorized, to release or otherwise exploit any unreleased Master of Distributed Product in the Territory.

(k)

during the Term hereof neither you nor Principal nor any Related Company nor any Distributed Company nor any Person claiming or deriving rights through or from any of the foregoing will at any time do or authorize any Person to do anything inconsistent with, or that might diminish, impair or interfere with, any of Universal’s rights hereunder or the full and prompt performance of your and Principal’s obligations hereunder.

(l)

(1)

Neither you nor Principal nor any Related Company nor any Distributed Artist will authorize or knowingly permit any Distributed Artist's performances to be recorded for any purpose without an express written agreement prohibiting the use or other exploitation in the Territory of such Recording on Records or otherwise in violation of Universal’s rights herein.

(2)

You and Principal will take reasonable measures to prevent the manufacture, distribution, sale, or other exploitation in the Territory at any time by any Person other than Universal of any Recordings described in paragraph 8.01(l)(1) above.

(3)

 Neither you, nor Principal nor any Distributed Artist nor any Related Company nor any Person claiming or deriving rights through or from any of the foregoing will use or authorize or permit any Person other than Universal in the Territory to use your or any Distributed Artist's name (including any professional name or sobriquet), likeness (including picture, portrait or caricature) or biography in connection with the exploitation of Masters recorded during the Term hereof or in connection with the sale or other exploitation of Records during the Term hereof.

(m)

Universal will not be required to make any payments of any nature for or in connection with the acquisition, exercise or exploitation of rights pursuant to this agreement, except as specifically provided herein.

(n)

(1)

You are solely responsible for and will timely pay all sums due each Distributed Artist, the individual producers of each Master of Distributed Product hereunder, and all

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

other Persons entitled to receive royalties or other payments in connection with the exploitation of Distributed Product hereunder.

(2)

Without limiting the foregoing, you will timely make all payments that may be required based on the sale of Distributed Product to any applicable union or guild agreement (including but not limited to, the American Federation of Musicians and the American Federation of Television and Radio Artists), to a trustee, agent or fund under any successor agreement, and all similar charges or payments, and you will hold Universal free and harmless from any obligations to pay such sums.

(o)

You will completely and timely pay all recording, production, mastering and all other costs and expenses in connection with making or acquiring of Distributed Product.

(p)

(1)

You will (A) timely secure any and all permissions, authorizations, clearances, licenses, releases and other rights required (or reasonably deemed necessary by Universal) to enable Universal to distribute Distributed Product without infringing upon the rights of, or incurring any liability to, any Person including, without limitation, music publishers and their agents; and (B) timely pay any and all sums due or otherwise required to be paid to any and all Persons in respect of any such permissions, authorizations, clearances, licenses, releases and other rights (including, without limitation, payments to developers, copyright proprietors, music publishers, writers, artists, producers and engineers).

(2)

Without limiting the foregoing:

(A)

you have and will have the right to mechanically record the Compositions recorded on the Records hereunder. You will timely pay all Mechanical Royalties to the copyright owners in respect of the musical compositions embodied on Distributed Product and you will hold Universal harmless from the obligation to pay said royalties. You will be responsible for and will acquire prior to release of any Record hereunder all licenses with respect to Compositions embodied thereon and at Universal's request, you agree to furnish Universal with copies of such mechanical licenses or with letters from the publishers concerned certifying that appropriate licenses have been or will be issued.

(B)

you will timely obtain or otherwise secure all necessary rights and licenses to embody the applicable Compositions in Videos of Distributed Product hereunder and to exploit such Videos by any and all methods now or hereafter known in Territory during the Term hereof, and you will timely pay any and all sums due or otherwise required to be paid to any and all Persons in connection therewith.

(C)

You will timely obtain or otherwise secure all permissions, authorizations, clearances, licenses, releases and other rights required (or reasonably deemed necessary by Universal) in connection with exploiting all Samples embodied in Distributed Product hereunder and you will timely pay any and all sums due or otherwise required to be paid to any and all Persons in respect of any such permissions, authorizations, clearances, licenses, releases and other rights.

(q)

each Person (including, without limitation, each Distributed Artist) who renders any services in connection with the recording, production, or other creation of Distributed Product will grant to you all of the rights necessary for you to fulfill you obligations under this agreement and will have the right to so render such services and grant such rights.

(r)

Each Person whose performance is embodied in any item of Distributed Product or whose services are used in the recording, production, or other creation of any Distributed

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

Product will not be bound by any agreement that may prevent or restrict such performances or services or that may prevent or restrict Universal’s exploitation of such performances or services or the results and proceeds thereof.

(s)

(1)

there is in existence between you and each Distributed Artist a valid and enforceable written agreement pursuant to which such Distributed Artist is required to perform for you and that contains appropriate provisions to allow you to comply with your obligations hereunder.

(2)

Neither you nor Principal nor any Distributed Artist, during the Exploitation Period in the Territory will perform or authorize the recording for use in advertisements of a Composition embodied on a Master of Distributed Product hereunder.

(t)

at Universal’s request: (1) all Distributed Product will be produced in accordance with the rules and regulations of the American Federation of Musicians, the American Federation of Television and Radio Artists and all other unions having jurisdiction; (2) you will pay all union payments and contributions due any union or guild in connection with Distributed Product hereunder; and (3) any Distributed Artist is or will become, and will remain to the extent necessary to enable the performance of this agreement, a member in good standing of all labor unions or guilds in which membership may be required for the performance of your obligations hereunder.

(u)

No Distributed Product hereunder, nor the performances embodied thereon, nor any other Materials, nor any authorized use thereof by Universal or its grantees, licensees or assigns, will violate or infringe upon the rights of any Person.

(v)

(1)

You are and during the Exploitation Period will be the sole and exclusive owner in the Territory of your name (i.e., “    ”) and of your Mark and no other Person has or will have any interest therein that would be in derogation of or conflict with Universal’s use thereof in connection with the distribution or exploitation of Distributed Product hereunder.

(2)

You will not use a name other than “

” in connection with Distributed Product unless you and Universal mutually agree in writing.

(3)

During the Exploitation Period in the Territory neither you nor Principal nor any Related Company will permit or authorize any Person other than Universal to use your name and/or your Mark in connection with the manufacture, distribution, sale, license, marketing, advertising, promotion, and/or other exploitation of Records (including, without limitation, Records of Distributed Product or Records embodying Masters other than Distributed Product).

(w)

Any and all pressing and distribution agreements, manufacturing agreements, or similar agreements between you and any Person other than Universal for the manufacture and/or distribution of any of Distributed Product in the Territory (excluding agreements with artists and producers whose performances are embodied in Distributed Product and production companies, record labels and licensors of the Materials, copyrights and trademarks related thereto) have expired or have been lawfully terminated and you have paid any and all amounts due to such other Persons in connection therewith (and no other Person claims any amounts are due and owing from you);

.

(x)

You are and at all times during the Term hereof will be a duly formed and existing [corporation] in good standing in the jurisdiction of your formation.

(y)

Principal is and during the Term hereof (1) will be your majority and controlling shareholder and, without limiting the foregoing, (2) will have the sole and exclusive control of the management and conduct of your business and affairs.

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

(z)

Neither you nor Principal nor any Related Company has or will have during the Term hereof any agreement (written or oral) or has made (or will make during the Term hereof) any promise or is in any way obligated to any other Person (including, without limitation, “independent” distributors, as such term is customarily understood in the United States recording industry) other than Universal with respect to the exploitation of Distributed Product in the Territory during the Term hereof and that no agreement or promise, whether oral or written, will in any way impact upon or interfere with or impair this agreement or Universal's rights herein, or give any Person other than Universal the right to manufacture, distribute, sell, license, and otherwise exploit Distributed Product in the Territory during the Term hereof.

(aa)

Neither you nor any Principal nor any Related Company will engage, directly or indirectly, in the recorded music business by producing or acquiring exploitation rights to Recordings except through you.

(bb)

All advertising, promotional, marketing, and related activities implemented or undertaken by you or Principal or any Related Company or any of your or Principal’s or any Related Company’s employees or agents or on your or Principal’s or any Related Company’s behalf will not violate any law, statute, regulation, judgment, decree, code, order, ordinance, or rule or the rights of any Person.

9.

INDEMNIFICATION

9.01.

(a)

You agree to and do hereby indemnify, save and hold Universal and its licensees harmless from any and all liability, loss, damage, cost and expense (including legal expenses and attorney fees) arising out of or connected with any breach or alleged breach of this agreement or any claim that is inconsistent with any of the warranties or representations made by you in this agreement. You agree to reimburse Universal on demand for any payment made or incurred by Universal with respect to the foregoing sentence, and, without limiting Universal's rights or remedies, Universal may deduct any amount not so reimbursed by you from any monies Universal or an affiliate of Universal owes you, whether hereunder or otherwise.

(b)

Pending the determination of any claim in respect of which Universal is entitled to be indemnified, Universal may withhold monies otherwise payable to you hereunder in an amount not to exceed your potential liability to Universal pursuant to this paragraph 9.01. If you make bonding arrangements, satisfactory to Universal in its reasonable discretion, to assure Universal of reimbursement for all damages, liabilities, costs and expenses (including reasonable legal expenses and reasonable counsel fees) that Universal or its licensees may, in Universal’s reasonable business judgment, incur as a result of such a claim, Universal will not withhold monies otherwise payable to you. At your written request, Universal will release any such monies withheld if (i) no action has been commenced on such claims; and (ii) no settlement discussions have taken place; and (iii) no further demand has been made on the claim for a period of one (1) year after the date of the last claim, demand or settlement discussions, whichever last occurred.  If Universal pays a claimant more than Seven Thousand Five Hundred Dollars ($7,500.00) (the "Pre-authorized Amount") in settlement of any claim not reduced to judgment, you will not be obligated to reimburse Universal for any of the settlement in excess of the Pre-authorized Amount unless you have consented to the settlement in writing. If you do not consent to a settlement proposed by Universal for an amount exceeding the Pre-authorized Amount, you will nevertheless be required to reimburse Universal for the full amount unless you make bonding arrangements, satisfactory to Universal in its sole discretion, to assure Universal of reimbursement for all damages, liabilities, costs and expenses (including legal expenses and counsel fees) that Universal and its licensees may incur as a result of that claim.

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

(c)

Universal will notify you of any action commenced on any claim subject to your indemnity hereunder. You may participate in the defense of any such claim through counsel of your selection at your own expense, but Universal will have the right at all times, in its sole discretion, to retain or resume control of the defense of such claim.

10.

TERMINATION

10.01.

If, upon what would otherwise be the expiration or termination of the Term of this agreement, you have any outstanding obligation, indebtedness, or unrecouped amount due to Universal (e.g., without limitation, any unrecouped co-op advertising charges, manufacturing charges,  Advances, unrecovered returns charges) (hereinafter “Debt”), the Term hereof will not end until any such Debt is repaid, and, without limitation of any of Universal’s other rights or remedies, Universal will have each and every one of the following remedies:

(a)

Universal may recover any such Debt from monies otherwise payable to you hereunder or under the License Agreement (including, without limitation, Net Proceeds);

(b)

Universal may require you to pay Universal any such Debt on five (5) business days' notice;

(c)

Universal will have the exclusive right in the Territory to continue to manufacture, distribute, sell and otherwise exploit Distributed Product through Normal Retail Channels and Ancillary Exploitation Channels, until such time as Universal has recovered the full amount of such Debt out of monies payable to you hereunder or under the License Agreement;

(d)

Universal may exercise whatever remedies are available to it under the Security Agreement.

10.02.

You hereby acknowledge and agree that, after the expiration and/or termination of the Term hereof, you will be solely responsible for any and all returns of all Records hereunder, and you will indemnify Universal in accordance with the terms of paragraph 9.01(a) herein and hold Universal harmless with respect thereto. If, in Universal’s sole discretion, Universal elects to accept returns of Distributed Product after the termination or expiration of the Term hereof, and said returns exceed the reserves then held by Universal, Universal will have the rights set forth in paragraph 10.01 above to recover all outstanding indebtedness with respect to such returns, including the right to reinstate the Term hereof, subject to the restrictions on Universal’s right to exercise such rights as are expressly stated in paragraph 10.01.

10.03.

Notwithstanding anything to the contrary contained herein, in the event of the termination or the expiration of the Term of this agreement for any reason whatsoever, the Security Agreement (including the security interest thereunder) and the Inducement Letter will continue in full force and effect until all of the Debt is repaid and satisfied.

10.04.

After the expiration of the Term hereof, but subject to payment of all of the Debt to Universal hereunder pursuant to the terms of paragraph 10.01 above, you will have a period of ninety (90) days following such expiration to order Universal either to destroy (at Universal’s standard rate card prices) all of the inventory of the Record concerned and related materials (e.g., without limitation, parts, labels, and other applicable materials then in its possession), or to deliver to you, at your sole expense, all of Universal's inventory of such Record then on hand (and subsequent returns), and related materials.  At your written request, Universal will provide you with a written inventory of the Record concerned then in Universal’s inventory, within forty-five (45) days after Universal’s receipt of your written request. All such Distributed Product returned shall be stickered or otherwise marked at your sole expense to ensure that no such Distributed Product is returned to Universal.  If, within ninety

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

(90) days after the expiration and/or termination of the Term hereof, but subject to payment of all of the Debt to Universal hereunder, you have not given Universal instructions with respect to such stocks, Universal shall have the right to: (i) destroy such stocks at your expense (at Universal’s standard rate card prices); (ii) continue to sell off same; (iii) sell such stocks at cut-out prices or such other price designated by Universal; and/or (iv) charge you the cost of warehousing such stocks (at Universal’s standard rate card prices) until you accept delivery of same.

11.

DEFINITIONS

11.01.

“Advance” means a prepayment of Net Proceeds or any other monies payable under the License Agreement.  Advances are chargeable against and recoupable from any Net Proceeds otherwise payable hereunder or any monies payable under the License Agreement.

11.02.

"Album" means a sufficient number of Masters embodying a single recording artist’s performance to comprise one (1) or more compact discs, or the equivalent, of not less than forty-five (45) minutes of playing time and containing at least ten (10) different musical compositions.

11.03.

“Ancillary Exploitation Channels” means any and all distribution channels other than Normal Retail Channels, including, without limitation, so-called “secondary exploitation channels”, as that term is understood within the record industry, such as, by means of example only, exploitations through key outlet sales, master use licenses (including, without limitation, master use synchronization licenses and licenses to include Masters on compilation Records) licenses or sales to record clubs, licenses, sales by or through direct mail and mail order, and premium sales.

11.04.

"Composition" means a single musical composition, irrespective of length, including all spoken words and bridging passages, including a medley.

11.05.

"Controlled Composition" means a Composition wholly or partly written, owned or controlled by you, Principal, any Distributed Artist, an individual producer or any Person in which you, Principal, a Distributed Artist, or an individual producer has a direct or indirect interest (including, without limitation, any Related Company).

11.06.

"Digital Master" means a fully mixed, edited, equalized and leadered digital stereo tape master ready for the production of parts from which satisfactory Records can be manufactured.

11.07.

“Distributed Artist” means any Person who is a party to or who is subject to an agreement with you or Principal or any Related Company pursuant to which that Person renders its recording services to you or Principal or any Related Company (as applicable) or pursuant to which you or Principal or any Related Company (as applicable) are otherwise granted the right to distribute and/or otherwise exploit the results and proceeds of that Person’s recording services.

 11.08.

“Distributed Product” means Master Recordings and Videos (as well as Records embodying same) that are owned or controlled, in whole or in part, directly or indirectly by (a) you or the Principal or any Related Company; and/or (b) any present or future members or equity owners of you or the Principal or any Related Company; and/or (c) any Person owning or controlling any of the foregoing or having or controlling a financial interest in all or any part of the recording and/or distribution and/or other Record exploitation rights, directly or indirectly, of the foregoing.

11.09.

(a)

"Electronic Transmission" means any transmission to the consumer, whether sound alone, sound coupled with an image, or sound coupled with data, in any form, analog or digital, now known or later developed (including, but not limited to, Limited Downloads, Permanent Downloads, Streams, Masters made available through portable subscription services, Mobiletones, “cybercasts”, “webcasts”, “streaming audio”, “streaming audio/Video”, “digital downloads”, direct

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

broadcast satellite, point-to-multipoint satellite, multipoint distribution service, point-to-point distribution service, cable system, telephone system, broadcast station, and any other forms of transmission now known or hereafter devised) whether or not such transmission is made on-demand or near on-demand, whether or not a direct or indirect charge is made to receive the transmission and whether or not such transmission results in a specifically identifiable reproduction by or for any transmission recipient.

(b)

"Limited Download" means a digital transmission of a time-limited or other use-limited download of a Master to a local storage device (e.g., the hard drive of the user's computer or a portable device), using technology designed to cause the downloaded file to be available for listening only either (1) during a limited time (e.g., a time certain or a time tied to ongoing subscription payments), or (2) for a limited number of times

(c)

“Mobiletone” means a digital transmission (including without limitation by means of Permanent Download, Limited Download, or Stream) of a Master (or portion[s] thereof) which may or may not be accompanied by Mobile Material to an end user's mobile telephone or personal digital assistant (or other personal communication device). (as used in the preceding sentence, “Mobile Material” means artwork, images, polyphonic (midi) ringtones, voice messages, voice ringers, graphics, "wallpaper" and/or other materials (excluding Masters) transmitted to an end user's mobile telephone, personal digital assistant, or other personal communication device).

(d)

“Permanent Download” means a digital transmission of a download of a Master to a local storage device (e.g., the hard drive of the user's computer or a portable device) which is not subject to the time or use limitations applicable to Limited Downloads and is permanently available for listening an unlimited number of times (unless deleted by the user).

(e)

“Stream” means a digital transmission of a Master to allow a user to listen to such Master (e.g., Real Audio or Windows Media Audio), that is configured by the provider of such transmission in a manner designed so that such transmission will not result in a substantially complete reproduction of the Master being made on a local storage device (e.g., the hard drive of the user's computer or a portable device) so that such reproduction is available for listening other than at substantially the time of the transmission

11.10.

"Master," "Master Recording" or "Recording" means any recording of sound, whether or not coupled with a visual image, by any method and on any substance or material, whether now or hereafter known, that is or is intended to be embodied on a Record.

11.11.

"Materials" means:  all musical compositions; your Mark; the names or sobriquets used by you and any recording artists (including, without limitation, Distributed Artists), individually or as a group, whose performances are embodied on Distributed Product, or a producer; all record packaging artwork (including, without limitation Artwork) and all marketing, promotion, and advertising materials; and all other musical, dramatic, artistic and literary materials, ideas and other intellectual properties embodied in or used in connection with Distributed Product and the packaging, sale, distribution, advertising, publicizing or other exploitation thereof (including, without limitation, all necessary containers (including jackets), all packaging materials graphics, booklets, inserts, tray and inlay cards, stickers, posters and other components).

11.12.

"Mechanical Royalties" means royalties payable to any Person for the right to reproduce and distribute copyrighted musical compositions on Records.

11.13.

“Net Billings” means Universal’s wholesale price for sales hereunder of Distributed Product invoiced during each accounting period, less actual returns of Distributed Product distributed

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

by Universal and/or credits to Universal’s customers for such returns made during the accounting period concerned.

11.14.

“Net Licensing Billings” means royalties or flat payments received by Universal in connection with the subject matter thereof solely attributable to Distributed Product, less all of Universal’s costs and expenses in connection therewith.

11.15.

“Net Proceeds” has the meaning set forth in paragraph 3.02 hereof

11.16.

"Normal Retail Channels” means all primary retail distribution channels as commonly understood in the recording industry, as they may exist currently or hereafter develop, and any other distribution channels utilized by the sales forces of Universal’s affiliated branch distributors.  For purposes of clarity, Normal Retail Channels specifically include, without limitation, exploitation by means of Electronic Transmissions, including through any affiliate or subsidiary of Universal.

11.17.

"Person" means any individual, corporation, limited liability company, partnership, association, or any other organized group of persons or legal successors or representatives of the foregoing.

11.18.

“Record” means all forms of reproduction, now or hereafter known, manufactured and/or distributed primarily for personal use, home use, school use, juke box use or use in means of transportation, including but not limited to sound-alone Recordings, audiovisual Recordings, interactive media (e.g., CD-ROM), and Electronic Transmissions.

11.19.

“Related Company” means (i) any Person owned or controlled, directly or indirectly, in whole or in part, by you or Principal; (ii) any Person that owns or controls, directly or indirectly, in whole or in part, you; (iii) any Person that is under common ownership or control with you; and/or (iv) any Person that otherwise has the ability to control your management or operations.

11.20.

“Sample” or “sample” means the embodiment of pre-existing Recording(s) and/or Composition(s) on a Master or Masters hereunder; provided, however, if all rights required for the purpose of manufacturing and distributing Records hereunder may be obtained by Universal pursuant to a compulsory mechanical license such embodiment is not a Sample.

11.21.

"Single" means a Record containing not more than three (3) different musical compositions.

11.22.

 “Special Program Discounts” means price discounts given to Universal customers in respect of any special discount program.

11.23.

"Surplus Records" means more than a six (6) month supply (as determined in Universal’s sole discretion) of a certain Record in a particular configuration or, at Universal’s election, such other formula as Universal may, from time to time, use in order to determine surplus product in respect to Records released on its own labels.

11.24.

"Video" means a sight and sound Recording that reproduce the audio performances of recording artists together with a visual image.

11.25.

The words "term of this agreement" or "period of this agreement" or "term hereof" or words of similar connotation will include the initial period of this agreement and the period of all renewals or extensions of this agreement.

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

11.26.

"Territory" means the United States of America, its territories, possessions, and military exchanges (including, without limitation, Puerto Rico).

11.27.

“Total Net Billings” means Net Billings plus Net Licensing Billings

12.

NOTICES

12.01.

All notices required to be given to a party hereto must be sent to the address for the party first mentioned herein or to such new address if changed as described below, in order to be effective.  All payments and accounting statements will be sent to you at your address first mentioned herein.  Each party may change its respective address hereunder by notice in writing to the other.  All notices sent under this agreement must be in writing and, except for accounting statements, may be sent only by personal delivery, registered or certified mail (return receipt requested), or by overnight air express (or courier shipment if outside the United States) if such service actually provides proof of mailing.  The day of mailing of any such notice will be deemed the date of the giving thereof (except notices of change of address, the date of which will be the date of receipt by the receiving party).  Facsimile transmissions will not constitute valid notices hereunder, whether or not actually received. All notices to Universal must be sent to the attention of the Senior Vice President, Business and Legal Affairs. Any notice to Universal must be sent to Universal Records, a division of UMG Recordings, Inc. and to no other affiliate or related company. A courtesy copy of each notice sent to you pursuant to this agreement will be sent to       , provided that any failure to do so will not constitute a breach of this agreement nor impair the effectiveness of the notice concerned.

13.

MISCELLANEOUS

13.01. Universal will have the right to suspend the operation of this agreement and its obligations hereunder in the event Universal is materially hampered in its manufacture, distribution or sale of Records, or in the event its normal business operations become commercially impracticable, as the result of any cause beyond Universal's control, including but not limited to labor disagreement, fire, earthquake, catastrophe, riot, shortage of materials, etc. Such right may be exercised by notice to you, and such suspension will last for the duration of the applicable event. A number of days equal to the total of all such days of suspension will be added to the Term of this agreement and the date any action is required hereunder (e.g., the date any Record is required to be released) will be deemed extended accordingly.

13.02.

Universal may assign its rights hereunder or delegate its obligations hereunder in whole or in part to any subsidiary, affiliated or controlling corporation, to any Person owning or acquiring a substantial portion of the stock or assets of Universal, or to any partnership or other venture in which Universal participates, and such rights may be assigned by any assignee. Universal may also assign its rights or delegate its obligations to any of its licensees, if advisable in Universal's sole discretion to implement the license granted.  You shall not have the right to assign any of your rights hereunder or to assign or otherwise delegate any of your obligations hereunder without the prior written consent of Universal.  Any assignment of this agreement by you without the prior written consent of Universal will be null and void ab initio and of no force and effect.

13.03.

In the event of your dissolution or the liquidation of your assets, or the filing of a petition for liquidation or reorganization under Title 11 of the United States Code as now or hereafter in effect or under any similar statute relating to insolvency, bankruptcy, liquidation or reorganization, by, for or against you, or in the event of the appointment of a receiver or a trustee for all or a portion of your property, or in the event that you will make an assignment for the benefit of creditors, or commit any act for, or in, bankruptcy, or you become insolvent, or in the event you will fail to fulfill any of your material obligations under this agreement for any other reason or in the event any payment to you by Universal under this agreement becomes subject, in any manner, to anticipation, alienation, sale, transfer,

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

assignment (except as permitted pursuant to this agreement), levy, pledge, encumbrance or charge, or to attachment, garnishment or other legal process, or you materially change the scope and nature of your record operations, then at any time ninety (90) days after the occurrence of any such event, in addition to any other remedies which may be available, Universal will have the right to terminate the Term of this agreement upon notice to you.

13.04.

There is no relationship of partnership, employer, employee, principal, agent, joint venture, employment, franchise, or agency between the parties hereto. Neither party hereto will have the power to bind the other or incur obligations on the other's behalf without the other's prior written approval and shall not represent that it has such right.   In entering into this agreement you have and will have the status of an independent contractor and nothing herein will contemplate or constitute you as Universal's agent or employee.

13.05.

The invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any other provision hereof. This agreement contains the entire understanding of the parties relating to its subject matter. No change of this agreement will be binding unless signed by the party to be charged. A waiver by either party of any provision of this agreement in any instance will not be deemed to waive it for the future. All remedies, rights, undertakings and obligations contained in this agreement are cumulative, and none of them are in limitation of any other remedy, right, undertaking or obligation of either party. Nothing contained herein will be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation, the latter will prevail; but the provision of this agreement which is affected will be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

13.06.

THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF NEW YORK.  THE VALIDITY, INTERPRETATION AND LEGAL EFFECT OF THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.  THE NEW YORK COURTS (STATE AND FEDERAL), ONLY, WILL HAVE JURISDICTION OVER ANY CONTROVERSIES REGARDING THIS AGREEMENT, AND THE PARTIES HERETO CONSENT TO THE EXCLUSIVE JURISDICTION OF SAID COURTS LOCATED IN NEW YORK COUNTY.  ANY PROCESS IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY, AMONG OTHER METHODS, BE SERVED UPON YOU BY DELIVERING IT OR MAILING IT IN ACCORDANCE WITH PARAGRAPH 12.01 ABOVE.  ANY SUCH PROCESS MAY, AMONG OTHER METHODS, BE SERVED UPON ANY OTHER PERSON WHO APPROVES, RATIFIES, OR ASSENTS IN WRITING TO THIS AGREEMENT TO INDUCE UNIVERSAL TO ENTER INTO IT, BY DELIVERING THE PROCESS OR MAILING IT TO THE OTHER PERSON CONCERNED IN THE MANNER PRESCRIBED IN PARAGRAPH 12.01 ABOVE.  ANY SUCH DELIVERY OR MAIL SERVICE WILL HAVE THE SAME FORCE AND EFFECT AS PERSONAL SERVICE.

13.07.

You recognize that the sale and distribution of Records is speculative and agree that the judgment of Universal with respect to matters affecting the sale, distribution and exploitation of Distributed Product will be binding upon you.  Nothing contained in this agreement will obligate Universal to make, sell, license, distribute, or otherwise exploit Distributed Product, except as specified herein.

13.08.

You will not be entitled to recover damages or to terminate the term of this agreement by reason of any breach by Universal of its material obligations hereunder, unless Universal has failed to remedy such breach within a reasonable time following receipt of your notice therefor.

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

13.09.

Any and all riders, exhibits or schedules annexed hereto together with this basic document will constitute this agreement.

13.10.

The rights and remedies of Universal as specified in this agreement are not to the exclusion of each other or of any other rights or remedies of Universal. Universal may decline to exercise one or more of its rights and remedies as Universal may deem appropriate without jeopardizing any other of its rights or remedies. All of Universal's rights and remedies will survive the expiration or termination of the Term of this agreement. Notwithstanding anything in this agreement, Universal may at any time exercise any right it now has or at any time hereafter may be entitled to as a member of the public as though this agreement were not in existence.

13.11.

You acknowledge, recognize and agree that your and Principal’s and each Distributed Artist’s services hereunder and the rights granted hereunder by you and Principal are of a special, unique, unusual, and extraordinary and intellectual character involving skill of the highest order which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages in an action at law. Inasmuch as any breach of such services or of this agreement with respect to such right(s) would cause Universal irreparable damage, Universal will be entitled to injunctive and other equitable relief, in addition to whatever legal remedies are available to Universal, to prevent or cure any such breach or threatened breach.  Nothing in this agreement will prevent you from opposing such injunctive relief on any grounds that do not negate your acknowledgments in this paragraph.

13.12.

Unless otherwise provided herein, as to all matters to be determined by mutual agreement and as to where any approval or consent by a party is required, such agreement, approval or consent may not be unreasonably withheld.

13.13.

Your agreement, approval, or consent, whenever required, will be deemed to have been given unless you notify Universal otherwise within five (5) business days following the date of Universal’s written request therefor.

13.14.

The name of this agreement and the headings of the Articles herein are intended for convenience only and will not be of any effect in construing the contents of this agreement.

13.15.

Neither party will issue or cause the issuance of any press releases announcing this agreement without the other party’s prior written approval.

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(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

13.16.

This agreement will not become effective until executed by all parties hereto.

UNIVERSAL RECORDS

A DIVISION OF UMG RECORDINGS, INC.

By:_____________________________

Michael Reinert, Esq.

Exec. Vice President

Business & Legal Affairs

ACCEPTED AND AGREED:

AMERICAN SOUTHWEST MUSIC DISTRIBUTION, INC.

By:_____________________________

An Authorized Signatory

Name:___________________________

Title:____________________________

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

Exhibit “A”

attached to and made a part of

the Exclusive Manufacturing and Distribution Agreement dated January 25, 2006 between Universal Records, a division of UMG Recordings, Inc.

and American Southwest Music Distribution, Inc.

Security Agreement

Universal Records, a division of UMG Recordings, Inc. (hereinafter referred to as "Secured Party"), 1755 Broadway, New York, New York 10019 and American Southwest Music Distribution,  Inc., a  California Corporation (hereinafter referred to as "Debtor") at 8721 Sunset Blvd, Suite #7, Los Angeles, CA 90069, hereby agree as follows:

1.

Grant of Security Interest.

Debtor and Secured Party have contemporaneously herewith entered into an Exclusive Manufacturing and Distribution Agreement dated January 25, 2006 (the "Distribution Agreement"), concerning, among other things, the manufacture, sale and distribution by Secured Party and its affiliates of Records to be released on Debtor’s record labels (all capitalized terms not defined herein will have the meanings ascribed to them in the Distribution Agreement).  Debtor will incur certain monetary obligations to Secured Party in accordance with certain terms and conditions contained in the Distribution Agreement, attached hereto and incorporated herein by reference.

In order to induce Secured Party to enter into the Distribution Agreement and to make the Advances under the Distribution Agreement and to perform its obligations pursuant to the Distribution Agreement, Debtor hereby grants to Secured Party a security interest in all of Debtor’s right, title and interest in and to the collateral described below.

2.

Collateral.

The collateral in which a security interest in favor of Secured Party is hereby granted by Debtor (collectively the "Collateral") consists of:

(a)

The master recordings contained solely on the Records actually distributed under the Distribution Agreement (the “Masters”) (including all physical manifestations thereof) now owned or hereafter acquired by Debtor during the Term of the Distribution Agreement, and all of the license and contract rights relating to the Masters.

(b)  The "sound recordings" (as defined in 17 USC § 101) contained in the Masters including, but not limited to, the copyrights therein and thereto.

(c)

Any derivatives or duplicates of the Masters which are now owned or hereafter acquired by Debtor.

(d)

All proceeds of the foregoing, including, but not limited to, any property received by sale, assignment, license or disposition of the Masters.

(e)

Any and all monies which become payable to Debtor under the Distribution Agreement.

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

(f)

All inventory now owned or hereafter acquired by Debtor and all proceeds of their sale or other disposition, wherever situated, now or hereafter held by Debtor or in the possession of Secured Party or any of its affiliates.

(g)

Debtor’s name and logo as utilized on the Records (including, without limitation, the Mark).

Without limitation of the above, the parties intend to create a continuing first priority security interest in the Collateral.  With respect to all Collateral which may be classed as tangible goods, the security interest will be a separate security interest arising and attaching in each article of goods when the Debtor obtains possession or rights in such article, and the grant of the security interest renews upon each subsequent occasion when the Debtor obtains possession or rights in articles of such goods.

3.

Obligations Secured.

The Collateral is security for the payment in full of:

(a)

The Debt (as defined in paragraph 7.01 of the Distribution Agreement) and all indebtedness and other obligations of Debtor now or hereafter existing or arising under this Security Agreement.

(b)

All costs and expenses, including reasonable third party attorney's fees, expended by Secured Party upon enforcement of the Security Agreement, foreclosure on any of the Collateral, or otherwise incurred by Secured Party in any way with respect to its security interests.

Upon the payment in full of all of the foregoing obligations, this Security Agreement will terminate.

4.

Representations and Warranties.

Debtor hereby makes the following continuing representations and warranties:

(a)

That no lien, security interest, charge or encumbrance has arisen or been granted on or against the Collateral except for the security interest created by this Security Agreement, and no effective financing statement or mortgage of copyright or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office; and that Debtor has not made or suffered, and will not make or suffer, any transfer, pledge, hypothecation or other transactions (except for sales of goods or licenses in the ordinary course of business) which will defeat or diminish the value or priority of the security interest granted hereunder; and that Debtor will not remove the Collateral from those places where the Collateral currently is located without the written consent of Secured Party;

(b)

That this Security Agreement creates and grants to Secured Party a valid and perfected first priority security interest in the Collateral and mortgage of copyright on the Collateral, and upon the filing of financing statements, and mortgage of copyright filings in the forms attached hereto as Exhibit “C”, such security interests will be perfected and no further filing or other actions are necessary to perfect such security interests;

(c)

That the Debtor will, at Debtor's expense, forever warrant and defend Secured Party's interest in the Collateral from all claims and demands of all other persons;

(d)

That Debtor will at all times keep said property free of all taxes, assessments, license fees, liens, encumbrances and other charges, and will pay or cause to be paid all such taxes, assessments, license fees and other charges when levied or assessed against the Collateral, or for its use or

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

operation, and will pay or cause to be paid all rents due on premises where the property not in the possession of Secured Party is or may be held. Debtor agrees that in the event it fails to have such sums paid, Secured Party may do so for Debtor, and any payments so advanced or made will be an additional obligation of the Debtor secured hereunder;

(e)

That Debtor will cause the Collateral to be kept in a safe place, in good order and repair and will not misuse, abuse, allow to deteriorate, waste or destroy the Collateral or any part thereof;

(f)

That Debtor's principal place of business is located at the address set forth in the beginning of this Security Agreement and will be maintained at that address until Secured Party is otherwise notified in writing of any change; that Debtor does not do and has not done business under any fictitious business names or trade names; that Debtor will notify Secured Party in writing of any new locations where Debtor's business will be conducted prior to the acquisition of such new place of business and of any change in the location of any other place where Debtor's business is conducted prior to making such change;

(g)

That Debtor will maintain true and accurate books and records pertaining to the Collateral in such detail, form and scope as to provide reasonable information for Secured Party to ascertain the value, extent and status of the Collateral and to protect Secured Party's interests secured herein.  Secured Party will have the right to inspect the Collateral and Debtor's books at any reasonable time or times during the continuance of this Security Agreement upon forty-eight (48) hours prior written notice from Secured Party to Debtor;

(h)

That Debtor is currently solvent and the net saleable value of its assets exceeds the amount of all outstanding liabilities including unliquidated and contingent liabilities;

(i)

That Debtor will not use the Collateral in violation of any statute, rule, regulation, law, ordinance or other requirement of any federal, state, county or municipal authority having jurisdiction with respect thereto;

(j)

That Debtor will promptly notify Secured Party of any claim against the Collateral adverse to the interest of Secured Party therein;

(k)

That Debtor has full power and authority to enter into this Security Agreement, to perform its obligations hereunder and to subject the Collateral to the lien and security interest granted hereunder and the execution and delivery hereof has been properly authorized by all necessary corporate action; and

(l) That this Security Agreement is a valid and binding obligation of Debtor, enforceable in accordance with its terms and neither this Security Agreement nor the fulfillment of its terms infringes upon the rights of any person or entity.

5.

Rights and Duties.

(a)

At its option, Secured Party may discharge assessments, license fees, taxes, liens, security interests, encumbrances and other charges, or cure any breach of warranties made hereinabove. Debtor agrees to promptly reimburse Secured Party on demand for any payment of any expense incurred by Secured Party pursuant to the foregoing authorization and any payment or advance so incurred will be an additional obligation of Debtor to Secured Party which is secured hereunder.  The right of Secured Party to make such payments is purely voluntary and any instance where Secured Party chooses not to exercise the authorization herein will not be a failure of Secured Party to discharge any duty arising out of this Security Agreement and will not alter, modify or

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

otherwise affect any of Secured Party's rights hereunder.

(b)

Debtor agrees to execute concurrently herewith (i) one or more Financing Statements as well as other instruments or documents pursuant to or required by the Uniform Commercial Code or any variation enacted in the state(s) where Collateral is located; and (ii) one or more copyright mortgages and assignments in a form reasonably satisfactory to the Secured Party and customarily filed for transactions of this type.  Debtor further agrees to pay the cost of filing the same in any public office deemed advisable to Secured Party. Secured Party agrees to execute appropriate statements terminating Secured Party’s interest hereunder upon the termination of this Security Agreement.

(c)

Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Debtor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be  necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

(d)

Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Debtor may reasonably request, all in reasonable detail, and Debtor hereby agrees that Secured Party or Secured Party's agents may enter upon Debtor's premises at any reasonable time and from time to time for the purpose of inspecting the Collateral and records pertaining thereto.

(e)

Debtor will not make any change in its corporate name or conduct its business operations under any fictitious business name or trade name without giving Secured Party at least sixty (60) days prior written notice.

6.

Default.

A default will occur if:  (A)(i) Debtor fails to pay all of the Debt as defined in paragraph 7.01 of the Distribution Agreement and Secured Party has failed to recover the Debt by exercising the remedies set forth in subparagraphs 7.01(a) through and including (c) of the Distribution Agreement and has the right to exercise its remedies under subparagraph 7.01(d) of the Distribution Agreement; or (ii) Debtor fails to perform any of the terms, conditions or provisions of this Security Agreement; or (iii) a proceeding in bankruptcy, assignment for benefit of creditors, insolvency, receivership or reorganization is instituted by or against Debtor or Debtor's property; or (iv) the business of Debtor ceases operation or is otherwise liquidated; or (v) there is created or attempted by Debtor to be created either voluntarily or involuntarily a lien, charge or encumbrance on the Collateral equal or superior to the security interest of Secured Party; or (vi) if the Collateral or any part thereof is in danger of loss, misuse, seizure or confiscation, and (B) Debtor does not cure said default within seven (7) days after the date of Secured Party's written notice of the default (it being agreed and understood that the foregoing notice and cure procedure will not apply in the event of a default resulting from the occurrence of any event set forth in either of clauses 6(A)(iii) or 6(A)(iv)) above.

7.

Remedies on Default.

Upon default, Secured Party will have all rights and remedies provided herein or otherwise available to it and all rights and remedies of a secured party on default under the Uniform Commercial Code as now in effect in the State of New York and such other further remedies and rights as may from time to time be provided under New York law for secured parties.  In the event of default under

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

this Security Agreement, the Secured Party's rights will include, but are not limited to, the following:

(a)

The right to declare that all indebtedness owed by Debtor to Secured Party is due and payable at once;

(b)

The right to have immediate possession, with legal process, of any or all of the Collateral.  For this purpose and in furtherance hereof, Debtor will, if Secured Party so requests, assemble said property and make it available to Secured Party at a reasonably convenient place designated by Secured Party, and Secured Party is hereby authorized by Debtor to enter upon the premises wherever said property may be and remove the same, subject to one (1) day prior written notice;

(c)

The right to sell the Collateral or any part thereof in one or more parcels at any public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable; provided however, that, to the extent that notice of sale will be required by law, at least five (5) days notice to Debtor of the time and place of any public sale or the time after which any private sale may be made will constitute reasonable notification and that Secured Party will not be obligated to make any sale regardless of notice of sale having been given. Notwithstanding the foregoing, in the event Debtor is in default hereunder pursuant to subparagraphs 6(A)(iii) or 6(A)(iv) only, Secured Party will not exercise the right set forth in this paragraph 7(c) only for a period of ninety (90) days after exercising its rights under paragraph 7(b) above;

(d)

The right to bid for and purchase the Collateral or any part thereof at any such public or private sale;

(e)

The right to offset against any other payment obligations owed by Secured Party to Debtor;

(f)

The right to require Debtor to do all things and execute all instruments necessary or desirable to ratify or otherwise accomplish an absolute assignment of Debtor's interest in the Collateral.  Secured Party is authorized (without limiting the general nature of the authority conferred) to pay, purchase, contest and compromise any encumbrances, charges or liens that, in its judgment, appear to be prior or superior to Secured Party's interest and in exercising any such powers and authority, pay necessary expenses, employ counsel, or pay reasonable fees.

The various remedies available to Secured Party in the event of default will be cumulative and the exercise or non-exercise of one right or remedy by Secured Party will not preclude Secured Party from time to time exercising additional rights or remedies.

8.

Nonwaiver.

The failure of Secured Party to insist, in any one or more instances, on performance of any of the terms, covenants and conditions of this Security Agreement will not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of Debtor with respect thereto will continue in full force and effect.  No waiver of any provision or condition of this Security Agreement by Secured Party will be valid unless in writing signed by such party or operational by the terms of this Security Agreement.  A waiver by Secured Party of the performance of any covenant, condition, representation or warranty of Debtor will not invalidate this Security Agreement, nor will such waiver be construed as a waiver of any other covenant, condition, representation or warranty.  A waiver by Secured Party of the time of performing any act will not constitute a waiver of the time for performing any other act or the time for performing an identical act required to be performed at a later time.

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

9.

Insurance.

Debtor agrees to carry and maintain insurance for full value with extended coverage at all times with respect to all Collateral not in the possession of Secured Party against risks of fire, theft and all other risks as Secured Party may require and to provide endorsements upon such policies of insurance providing that the loss, if any, will be payable to Secured Party and Debtor as their interests may appear.  If Debtor fails to provide such insurance or to pay the premium thereon, Secured Party may do so and any amount so advanced or paid will be an additional obligation of Debtor secured hereunder.  Secured Party is hereby irrevocably appointed Debtor's attorney-in-fact to endorse any draft or check which may be payable to Debtor in order to collect any proceeds of such insurance to the extent of Debtor's financial default; any amounts so collected to be applied by Secured Party to any amount then owing by Debtor to Secured Party.

10.

Application of Payment.

At Secured Party's sole discretion, any payments rightfully received from or on behalf of Debtor (whether by foreclosure of any security interest or otherwise) may be applied to any debt to which Secured Party chooses to apply such payment.

11.

Attorneys Fees and Costs.

Debtor agrees to pay, and this Security Agreement will secure, all claims, losses, demands, costs, damages, liabilities and reasonable third party attorneys fees reasonably incurred by Secured Party or on its behalf related to this Security Agreement in connection with any exercise of its rights or remedies hereunder, including any claims, demands, actions, suits or proceedings in which Secured Party may be involved, or threatened to be involved as a party or otherwise, arising out of or incidental to this Security Agreement including in which any question of Secured Party's or Debtor's rights or obligations, or the priority of its security interest, may arise, or any attempt by Secured Party to enforce the Security Agreement or foreclose on the Collateral.

12.

Severability.

Whenever possible, each provision of this Security Agreement will be interpreted in such a manner as to be valid, binding and enforceable under applicable law, but if any clause, provision, covenant or condition in this Security Agreement will be determined to be void or unenforceable or in any way contrary to applicable law, such determination will have no effect upon any other clause, covenant or condition of this Security Agreement and to this extent only, such provisions of this Security Agreement will be severable.

13.

Notices.

All notices required to be given to a party hereto must be sent to the address for the party first mentioned herein, or to such new address if changed as described below, in order to be effective.  Each party may change its respective address hereunder by notice in writing to the other.  All notices sent under this agreement must be in writing and may be sent only by personal delivery, registered or certified mail (return receipt requested), or by overnight air express (or courier shipment if outside the United States) if such service actually provides proof of mailing. The day of mailing of any such notice will be deemed the date of the giving thereof (except notices of change of address, the date of which will be the date of receipt by the receiving party). Facsimile transmissions will not constitute valid notices hereunder, whether or not actually received.  All notices to Secured Party must be sent to the attention of the Senior Vice President, Business and Legal Affairs. A courtesy copy of each notice sent to Debtor pursuant to this agreement will be sent to __________________________, provided that

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

any failure to do so will not constitute a breach of this agreement nor impair the effectiveness of the notice concerned.

14.

Assignment.

Debtor shall not have the right to assign this agreement or any of its rights or obligations hereunder without the prior written consent of Secured Party.  All rights of Secured Party and all obligations, representations, liabilities and agreements of Debtor hereunder will inure to the benefit of Secured Party and its successors and assigns and will bind Debtor and its permitted successors and permitted assigns.

15.

Attorney-In-Fact:  Debtor hereby irrevocably appoints Secured Party the Debtor’s attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party, or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (a) to obtain and adjust insurance required to be paid to Secured Party pursuant to Section 9 of this Security Agreement; (b) after the occurrence of a default under Section 6 of this Security Agreement, to demand, give notices, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (c) after the occurrence of a default under Section 6 of this Security Agreement, to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above; and (d) after the occurrence of a default under Section 6 of this Security Agreement, to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral. Notwithstanding the foregoing, but only in the event Debtor is not in default under Section 6 of this Security Agreement, prior to executing any instrument as set forth above, Secured Party will provide Debtor with two (2) business days notice before Secured Party executes the instrument concerned, so long as providing such notice and opportunity to sign does not prejudice Secured Party’s rights under this agreement, such determination to be made in Secured Party’s sole discretion.

16.

Construction:  This Security Agreement will be construed without regard to the identity of the person who drafted the various provisions of the same.  Each and every provision of this Security Agreement will be construed as though the parties participated equally in the drafting of the same.  Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party will not be applicable to this Security Agreement.

17.

Power of Attorney:  Each power of attorney granted to Secured Party in this Security Agreement is irrevocable and coupled with an interest.

18.

Entire Agreement.

This Security Agreement and the Distribution Agreement include the entire understanding of the parties with respect to the subject matter hereof and all prior and concurrent oral agreements, and all prior written agreements, with respect to such subject matter, have been merged into such agreements.  No representations or warranties have been made other than those expressly provided for herein.  This Security Agreement may not be modified, except by a written instrument signed by the parties.

19.

Amendments; Etc.

No amendment or waiver of any provision of this Security Agreement nor consent to any departure herefrom by either party hererto will in any event be effective unless the same will be in

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

writing and signed by both parties hereto, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

20.

Headings.

The name of this agreement and the headings of the paragraphs and other sections hereof are for convenience only, and they will not be of any effect in construing the contents of the respective paragraphs or sub-paragraphs.

21.

Governing Law; Terms.

THIS SECURITY AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS APPLIED IN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.  UNLESS OTHERWISE DEFINED HEREIN, TERMS USED IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE IN THE STATE OF NEW YORK ARE USED HEREIN AS DEFINED THEREIN. THE PARTIES HERETO MAY EXERCISE ALL OF THEIR RESPECTIVE RIGHTS UNDER THE UNIFORM COMMERCIAL CODE AS APPLIED IN THE STATE OF NEW YORK, EXCEPT TO THE EXTENT SUCH RIGHTS ARE MODIFIED BY THE TERMS OF THIS SECURITY AGREEMENT.  THE NEW YORK COURTS (STATE AND FEDERAL), ONLY, WILL HAVE JURISDICTION OVER ANY CONTROVERSIES REGARDING THIS AGREEMENT, AND THE PARTIES HERETO CONSENT TO THE EXCLUSIVE JURISDICTION OF SAID COURTS LOCATED IN THE COUNTY OF NEW YORK.

This Security Agreement is hereby executed and effective as of the25th day of January, 2006.

UNIVERSAL RECORDS

A DIVISION OF UMG RECOREDINGS, INC.

By:______________________________

Michael Reinert, Esq.

Exec. Vice President

Business & Legal Affairs

(referred to herein as “Secured Party”)

AMERICAN SOUTHWEST MUSIC DISTRIBUTION, INC.

By:______________________________

An Authorized Signatory

(referred to herein as “Debtor”)

Name:____________________________

Title:_____________________________

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)

Exhibit “B”

attached to and made a part of

the Exclusive Manufacturing and Distribution Agreement dated January 25, 2006 between Universal Records, a division of UMG Recordings, Inc.

and American Southwest Music Distribution, Inc.

Inducement Letter

Reference is made herein to the Exclusive Manufacturing and Distribution Agreement dated January 25, 2006 (“Agreement”) between Universal Records, a division of UMG Recordings, Inc. (“Universal”) and American Southwest Music Distribution (“Company”).  All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

As a material inducement to Universal entering into the Agreement and for Universal’s express benefit, the undersigned hereby represents, warrants and agrees that:  (a) he is bound by and will perform all of his obligations set forth specifically for him in the Agreement; (b) the execution of the Agreement and the performance of Company’s and his obligations thereunder do not and shall not conflict with or result in a breach of any other agreement to which he, Company, or any of their affiliates are a party, (c) he will cause Company to perform its obligations set forth specifically for it in the Agreement; (d) he will render his services to the Company in accordance with the Agreement; (e) he will personally and principally be responsible for the management and affairs of the Company during the Term of the Agreement; (f) neither he nor Company is party to a contract or contractual arrangements with any Person that will in any way prevent him from fulfilling his or Company’s obligations under the Agreement; (g) he will look only to the Company and not to Universal or any of its affiliates or subsidiaries or its parent company for any compensation, royalty or other payments due to him; (h) he guarantees performance of his obligations under the Agreement and will indemnify Universal in connection therewith in accordance with the procedures set forth in paragraph 9.01 of the Form P&D Agreement, and, without limiting the foregoing, he agrees that he is bound by the exclusivity provisions of the Form P&D Agreement; (i) the provisions of the Agreement relating to his obligations of the Agreement are binding upon him individually and any Related Company or any other firm, corporation, partnership, limited liability company, association, or other Person engaged in the music business or any related business in which he has any non-passive, direct or indirect, interest of any nature or sort or which he, directly or indirectly, controls, is controlled by or is under common control with him; (j) he hereby joins in the agreements, representations, warranties and grants of rights set forth in the Agreement that relate to him; (k) Universal may enforce the Agreement directly against him for breaches of the Agreement by him without necessarily first proceeding against any other party and without the consent of the Company; and (l) unless otherwise provided therein, no alteration, modification or amendment of the Agreement shall affect Universal’s rights or his obligations under this inducement.

David Michery

(Universal Records) American Southwest – U.S. P&D.2EX.1.25.06 (DBG)